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                          OFFICE LEASE AGREEMENT


                    PROPERTY:  12000 AEROSPACE AVENUE

                     LANDLORD:  ELLINGTON FIELD, LTD.


                     TENANT: IWL COMMUNICATIONS. INC.

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                            TABLE OF CONTENTS


SECTION   ITEM                                                         PAGE
-------   ----                                                         ----

1.  CERTAIN LEASE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 1

2.  PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    2.1  Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    2.2  Use Clause. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    2.3  Common Area . . . . . . . . . . . . . . . . . . . . . . . . . . 2

3.  LEASE TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    3.1  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    3.2  Change in Lease Commencement Date . . . . . . . . . . . . . . . 2

4.  RENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    4.1  Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    4.2  Late Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    4.3  Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    4.4  Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . 3

5.  SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

6.  TERM, COMPLETION OF IMPROVEMENTS . . . . . . . . . . . . . . . . . . 7

7.  ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

8.  ASSIGNMENT OR SUBLETTING . . . . . . . . . . . . . . . . . . . . . . 8

9.  CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . 9

10. DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . 9
    10.1 Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    10.2 Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

11. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
    11.1 Tenant's Insurance. . . . . . . . . . . . . . . . . . . . . . .10
    11.2 Landlord's Insurance. . . . . . . . . . . . . . . . . . . . . .10
    11.3 Insurance Policies. . . . . . . . . . . . . . . . . . . . . . .10
    11.4 Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . .10

12. NO PERSONAL LIABILITY OF LANDLORD. . . . . . . . . . . . . . . . . .11

13. HOLD HARMLESS. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

14. ACCESS TO PREMISES . . . . . . . . . . . . . . . . . . . . . . . . .11

15. ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
    15.1 Alterations by Landlord . . . . . . . . . . . . . . . . . . . .11
    15.2 Alterations By Tenant . . . . . . . . . . . . . . . . . . . . .12

16. REPAIRS AND MAINTENANCE. . . . . . . . . . . . . . . . . . . . . . .12
    16.1 Landlord's Obligations. . . . . . . . . . . . . . . . . . . . .12
    16.2 Tenant's Obligations. . . . . . . . . . . . . . . . . . . . . .12
    16.3 Surrender . . . . . . . . . . . . . . . . . . . . . . . . . . .12

17. LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

18. DAMAGE OR DESTRUCTION. . . . . . . . . . . . . . . . . . . . . . . .13
    18.1 Lease Termination . . . . . . . . . . . . . . . . . . . . . . .13
    18.2 Repair or Restoration . . . . . . . . . . . . . . . . . . . . .13

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19. CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

20. FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . .14

21. SUCCESSION TO LANDLORD'S INTEREST. . . . . . . . . . . . . . . . . .14
    21.1 Attornment. . . . . . . . . . . . . . . . . . . . . . . . . . .14
    21.2 Subordination . . . . . . . . . . . . . . . . . . . . . . . . .14
    21.3 Estoppel Certificate. . . . . . . . . . . . . . . . . . . . . .14

22. SURRENDER OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . .14

23. PARKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

24. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
    24.1  Partial Invalidity . . . . . . . . . . . . . . . . . . . . . .15
    24.2  Successors and Assigns . . . . . . . . . . . . . . . . . . . .15
    24.3  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
    24.4  Accord and Satisfaction. . . . . . . . . . . . . . . . . . . .15
    24.5  Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . . .16
    24.6  Time Is Of The Essence . . . . . . . . . . . . . . . . . . . .16
    24.7  Broker's Commission. . . . . . . . . . . . . . . . . . . . . .16
    24.8  No Light, Air or View Easement . . . . . . . . . . . . . . . .16
    24.9  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .16
    24.10 Applicable Law . . . . . . . . . . . . . . . . . . . . . . . .16
    24.11 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    24.12 Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . .16
    24.13 Compliance with Law. . . . . . . . . . . . . . . . . . . . . .16
    24.14 Superior Law . . . . . . . . . . . . . . . . . . . . . . . . .16
    24.15 Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    24.16 Execution of Lease . . . . . . . . . . . . . . . . . . . . . .16

EXHIBITS

"A" -    The Premises
"B" -    The Property
"C" -    Improvements by Landlord
"D" -    Space Plan
"E" -    Rules and Regulations
ADDENDUM

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                           OFFICE LEASE AGREEMENT

THIS LEASE, dated for reference purposes May 22, 1996, is made by and between ELLINGTON FIELD, LTD., a Texas limited partnership., as Landlord, and IWL COMMUNICATIONS, INC., as Tenant.

1.  CERTAIN LEASE PROVISIONS

    The descriptions and amounts set forth below are qualified by their usage elsewhere in this Lease including those Articles referred to in parentheses:

    1.1 Premises (Article 2.1): Suite/Unit No. 200, located on the 2nd floor, in the Building, situated at 12000 Aerospace Avenue, Houston, Harris County, Texas 77034.

    1.2  Rentable Area of Premises (Article 2.1):
         approximately 11,118 square feet (the "Area")

         Total Rentable Area of Building (Article 2.2):
         approximately 79,615 square feet

    1.3  Use Clause (Article 2.3): General Office use

    1.4  Lease Term (Article 3.1): three (3) Years, 0  Months.

    1.5 Lease Commencement Date (Article 3.1): No later than forty-five days after Lease date.

    1.6 Lease Expiration Date (Article 3.1): Thirty-six months after the Lease Commencement Date.

    1.7  Security Deposit: $ N/A.

    1.8  Tenant's Addresses (Articles 4.1, 24.11):
         (A) Notice
         Address  P.O. Box 1324
                  Friendswood, TX  77546   Attn: Keith Johnson
         (B) Billing
         Address  P.O. Box 1324
                  Friendswood, TX  77546   Attn: Accounts Payable

    1.9  Landlord's Addresses (Articles 4.1, 24.11):
         Building, C/O Linda Dees
         (A) Notice and Payment
         Address  P.O. Box 262263, Houston, TX 77207

    1.10 Base Rent Commencement Date (Articles 4.1, 4.4): Lease Commencement
Date.

    1.11 Base Rent Monthly Installments (Articles 4.1, 4.3): Months 1-34 - $11,118.00/Month; Months 35-36 $0.00.

    1.12 Additional Rent (Article 4.4):
         Base Year 1996

    1.13 Brokers (Article 24.7): Grubb & Ellis, Dan F. Boyles, Jr.

    1.14 This Lease consists of 24 articles on 17 pages, plus Exhibits A, B, C, D, E, and six additional page(s) of Addenda.

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2.  PREMISES:

    2.1 PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord, for the term, at the rental and upon all of the conditions set forth herein, that certain real property known by unit number and address specified in
Article 1.1 hereof, consisting of the approximate Area specified in Article 1.2 hereof, and which is referred to herein as the "Premises". The Premises are depicted in EXHIBIT "A" attached hereto. The Premises are located in a building (the "Building"), which building, the real property on which it is situated, and any parking facilities or structures appurtenant thereto, are hereinafter collectively referred to as the "Property", and described in EXHIBIT "B" attached hereto.

    2.2 USE CLAUSE. Tenant is permitted to use the Premises for the purposes specified in Article 1.3 hereof, and for no other purpose whatsoever. Tenant shall obtain, at its own expense, all necessary governmental licenses and permits, inclusive of any impact or use fees imposed by said governmental bodies, for such use. Tenant shall not conduct any secondhand, auction, distress, fire, bankruptcy or going-out-of-business sales.

    2.3 COMMON AREA. As long as the Lease remains in effect and Tenant is not in default hereunder, Tenant shall have the nonexclusive right, in common with the Landlord, other tenants, subtenants, employees and invitees, to use the common areas of the Property, which include, but are not limited to: walkways, patios, landscaped areas and parks, sidewalks, service corridors, recreational facilities, restrooms, stairways, elevators, plazas, malls, throughways, parking areas and roadways, provided that Landlord shall have the right at any time to exclude therefrom such areas as Landlord may determine so long as access to the Premises is not unreasonably denied.

3.  LEASE TERM:

    3.1 TERM. The Term of this Lease shall be as defined in Article 1.4 hereof, commencing on the Lease Commencement Date specified in Article 1.5 hereof, and ending on the Lease Expiration Date specified in Article 1.6 hereof, unless sooner terminated pursuant to any provision of this Lease.

    3.2 CHANGE IN LEASE COMMENCEMENT DATE. If for any reason Landlord cannot deliver possession of the Premises to Tenant on said Lease Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of the Tenant hereunder. However, in such case Tenant shall not be obligated under any provisions of this Lease until possession of the Premises is tendered to Tenant, which date shall be the new Lease Commencement Date, and the Lease Expiration Date shall remain unchanged. In the event that Landlord shall permit Tenant to occupy Premises prior to said Lease Commencement Date, such occupancy shall be subject to all of the provisions of this Lease. Said early possession shall not advance the Lease Expiration Date.

         Upon Landlord's or Tenant's request, the parties agree to execute in writing an Addendum to certify the commencement date and expiration date hereof, but this Lease shall not be affected in any manner if either party fails or refuses to execute such Addendum.

4.  RENTS:

    4.1 PAYMENT. All rents shall be payable in advance, without prior demand or any right of offset or deduction, in monthly installments on the first day of each calendar month of the Term hereof. Tenant shall pay all rents to Landlord in lawful money of the United States of America at the address stated in Article 1.9(B) or to such other persons or at such other places as Landlord may designate in writing.

         If the Lease Commencement Date occurs on a day other than the first day of a calendar month, then all rents shall be prorated for the balance of that month based upon the actual number of days the Lease is in effect during said calendar month. The term "Lease Year", as hereinafter used, refers to each successive twelve-month period beginning with the Lease Commencement Date, as it may be adjusted pursuant to Article 3.2 hereof. Notwithstanding

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anything to the contrary contained herein, after Lease expiration Landlord shall have the right to reconcile all rents billed, paid and/or owed by Tenant during the Term hereof and thereafter submit a final billing to Tenant. Upon receipt thereof, Tenant shall submit payment in full to Landlord within thirty (30) days.

    4.2 LATE FEES. Should Tenant fail to pay when due any installment of rent or any other sum payable to Landlord under the terms of this Lease, Landlord may assess interest at eighteen percent (18%) from and after the date on which any such sum shall be due and payable, and such interest, which shall be paid by Tenant to Landlord at the time of payment of the delinquent sum; provided, however, nothing charged hereby shall ever exceed the amount that may properly be charged or recovered under the laws of the state in which the Premises are located.

    4.3 BASE RENT. Payment of Base Rent shall begin on the Base Rent Commencement Date specified in Article 1.10. If the Base Rent Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent shall be prorated for the balance of that month based upon the actual number of days from the Base Rent Commencement Date through the last day of said calendar month. The amount of each monthly installment of Base Rent for the Premises for the entire term of this Lease shall be as specified in Article 1.11, subject to adjustment pursuant to the following paragraph.

    4.4 ADDITIONAL RENT. Commencing with the calendar year which follows the year in which the Lease Commencement Date occurs and continuing thereafter for each calendar year during the full term of this Lease, Landlord shall present to Tenant prior to the beginning of each calendar year a statement of Tenant's Forecast Additional Rental.

         As used herein, "TENANT'S FORECAST ADDITIONAL RENTAL" shall mean Landlord's reasonable estimate of Tenant's Additional Rental (defined below) for the coming calendar year.

    "TENANT'S ADDITIONAL RENTAL" as that term is used herein, shall be computed on a calendar year basis and shall mean the sum of Tenant's Percentage Share (defined below) of Operating Expenses (defined below), to the extent such sum exceeds Tenant's Percentage Share of Operating Expenses during the "Base Year". There is established under this lease a "BASE YEAR", which for these purposes is the calendar year 1996. As used herein, "TENANT'S PERCENTAGE SHARE" shall mean a fraction, the numerator of which is the total number of square feet of Net Rentable Area within the Leased Premises and the denominator of which is 95% of the total square footage of all Net Rentable Area in the Building. For the purposes of this lease, the "TENANT'S PERCENTAGE SHARE" shall be 14.7%; provided, however, that in the event that the amount of space leased by Tenant shall increase or decrease subsequent to the beginning date of the term of this lease, whether pursuant to an option to expand or otherwise, Tenant's Proportionate Share shall be appropriately adjusted by Landlord. *See Addendum for cap on certain Operating Expenses.

         No later than one hundred twenty (120) days after the end of the calendar year in which the Commencement Date occurs and of each calendar year thereafter during the term of this lease, Landlord shall provide Tenant a statement comparing the Base Year's Operating Expenses for each such calendar year and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event that Tenant's Forecast Additional Rental actually paid by Tenant exceeds Tenant's Additional Rental for said calendar year, Landlord shall pay Tenant (in the form of a credit against rentals next due or, if these rentals next due are less than the amount owed Tenant, Landlord shall pay the difference in the form of a check) an amount equal to such excess. In the event that Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant hereby agrees to pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference ("TENANT'S ADDITIONAL RENTAL ADJUSTMENT"). The provisions of this paragraph shall survive any expiration, termination or cancellation of this lease.

         Tenant, at Tenant's sole cost and expense, shall have the right, to be exercised by written notice given to Landlord within one hundred eighty (180) days after receipt of aforesaid statement showing Operating Expenses for the preceding calendar year, to audit, at the place where Landlord maintains its books and records, Landlord's books and records pertaining only to such


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Operating Expenses for three (3) preceding calendar years and Tenant's Base
Year, provided such audit commences within thirty (30) days after Tenant's notice to Landlord and thereafter proceeds regularly and continuously to conclusion, and that such audit does not unreasonably interfere with the conduct of Landlord's business. Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit.

         "OPERATING EXPENSES", for each calendar year, shall consist of all operating costs (defined below) for the Property.

         For the purposes of this Lease, "OPERATING COSTS" shall mean all (or where specified by Landlord as hereinafter permitted or required, an amortized portion of) expenses, costs and accruals (excluding therefrom, however, specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building) computed on an accrual basis, incurred or accrued in connection with, or relating to, the ownership, maintenance, or operation of the Property during each calendar year, including, but not limited to, the following:

         (1) Management fees of the building manager, not to exceed four percent (4%) of the gross rentals collected;

         (2) wages and salaries, including taxes, insurance and benefits, of all on and off-site employees engaged in operations, maintenance or access control, as reasonably allocated by Landlord;

         (3) cost of all supplies, tools, equipment and materials to the extent used in operations and maintenance, as reasonably allocated by Landlord;

         (4) cost of all utilities including, but not limited to, the cost of electricity, the cost of water and the cost of power for heating, lighting, air conditioning and ventilating;

         (5) cost of all maintenance and service agreements and the equipment therein, including, but not limited to, access control service, garage operations, window cleaning, elevator maintenance, janitorial service and landscaping maintenance.;

         (6) cost of repairs and general maintenance (excluding repairs, alterations and general maintenance paid by proceeds of insurance), or if and to the extent Landlord so elects in order to reduce the amount of Operating Expenses paid by tenants of the Property in any given year or years, Landlord may at its option amortize such cost based upon any amortization schedule in accordance with generally accepted accounting principals, in which event the amortized portion of such repair and maintenance costs (whether such costs were incurred in the same year or in any prior year) shall be included as an Operating Cost in each year of the amortization schedule as selected by Landlord;

         (7) amortization of the cost (together with reasonable financing charges and installation costs), based upon any amortization schedule in accordance with generally accepted accounting principals, of any system, apparatus, device, or equipment which is installed for the principal purpose of(i) reducing Operating Expenses, (ii) promoting safety, or (iii) complying with governmental requirements which become effective after the Commencement Date, in each case whether such costs were incurred in the same year or in any prior year;

         (8) the cost of all insurance, including, but not limited to, the cost of casualty, rental abatement and liability insurance, and insurance on Landlord's personal property, plus the cost of all deductible payments made by Landlord in connection therewith;

         (9)  the cost of reasonable legal and accounting fees; and

         (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Property and said common areas or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Property and said common

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areas or their operation, excluding, however, taxes and assessments attributable to the personal property of other tenants, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Property; provided, however, that if at any time during the term of this lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or changes now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Property or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed with respect to the Property, shall be deemed to be included within the operating costs. Consultation, legal fees and costs resulting from any challenge of tax assessments as reasonably allocated by Landlord shall also be included in operating costs. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Leased Premises to the extent that the same exceed Building standard allowances. In the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the operating costs for such year.

         Notwithstanding any language contained herein to the contrary, Tenant hereby agrees that, during any calendar year in which the entire Building is not completely occupied, Landlord shall compute all Variable Operating Costs (defined below) for such calendar year at 95% occupancy. For purposes of this lease, the term "VARIABLE OPERATING COSTS" shall mean any operating cost that is variable with the level of occupancy of the Building (e.g., tenant utilities and tenant cleaning services). In the event that Landlord excludes from "OPERATING COSTS" any specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building, Landlord shall have the right to increase "OPERATING COSTS" by an amount equal to the cost of providing standard services similar to the services for which such excluded specific costs were billed or incurred.

         Notwithstanding anything to the contrary in this Section 5.4, the following items shall be expressly excluded from Operating Costs:

         (1) Repairs or other work occasioned by (i) fire, windstorm, or other casualty of the type which Landlord has insured or is required to insure pursuant to the terms of this Lease, or (ii) by the exercise of the right of eminent domain;

         (2) Leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants, other occupants or prospective tenants or other occupants, and legal fees incurred in connection with this Lease or the operation of the Building that do not result in a reduction of Operating Costs;

         (3) Expenses incurred in tenant buildout, renovating, or otherwise improving or decorating, painting, or redecorating space for other tenants or other occupants of vacant space;

         (4) Costs incurred by Landlord for alterations which are considered capital improvements, capital repairs, capital equipment and capital tools all in conformity with generally accepted accounting principals consistently applied, except to the extent included as an operating cost under clauses (6) or
(7) of the preceding definition of operations costs.

         (5) Depreciation and amortization, except to the extent included as an operating cost under clauses (6) or (7) of the preceding definition of operations costs.

         (6) All other costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment and capital tools all in conformity with generally accepted accounting principles consistently applied, except to the extent included as an operating cost under clauses (6) or
(7) of the preceding definition of operations costs.

         (7) Expenses in connection with services or other benefits of a type which are not

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provided Tenant but which are provided to another tenant or occupant of the
Building;

         (8) Costs incurred due to violation by Landlord or any tenant or other occupant of the terms and conditions of any lease or other rental arrangement covering space in the Building (or any portion thereof);

         (9) Overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services on or to the Building, the Leased Premises and parking lots (or any portion thereof), to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord;

         (10) Payments of principal and/or interest on debt or amortization payments on any mortgage or mortgages executed by Landlord covering the Building, Leased Premises or parking lots (or any portion thereof), rental concessions or negative cash flow guaranties and rental payments under any ground or underlying leases or lease;

         (11) All general administrative overhead expenses of Landlord for services not specifically performed for the Building;

         (12) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

         (13) All items and services for which Tenant pays directly to third parties or for which Tenant reimburses Landlord or pays third persons or for or with respect to which Landlord provides selectively to one or more tenants or occupants of the Building other than Tenant, without reimbursements;

         (14) Advertising and promotional expenditures;

         (15) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

         (16) Costs of sculpture, paintings or other art;

         (17) Wages, salaries or other compensation of any kind or nature paid to any executive employees above the grade of Building Manager;

         (18) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building; and

         (19) Any other expense or cost which under generally accepted accounting principles and practices consistently applied would not be considered a normal maintenance or operating expense of the Building.

5.  SERVICES:

    Landlord shall maintain the public and common areas of the Building, such as lobbies, stairs, elevators, corridors and restrooms in good order and condition and in a manner that is consistent with other Class "A" office buildings in the Clear Lake area except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

    Landlord shall furnish the Premises with (i) electricity for building standard fluorescent light fixtures and electricity for office machines and other electrical devices that can operate on Landlord's typical 110/120 volt multi-duplex outlet circuits provided by Landlord, however Tenant shall pay, as additional rent, the cost for any electricity consumed in operating electrical equipment with a name plate rating equal to or greater than 5 amperes at 110/120 volts single phase or its equivalent consumption at a higher voltage, (ii) heat and air conditioning to the extent reasonably required for the comfortable occupation of the Premises during the following Building Operating Hours: 8:00 a.m. to 6:00 p.m. weekdays and 8:00 a.m. to 1:00 p.m. on Saturdays (exclusive of Sundays and state and national holidays) or such shorter period specified or prescribed by any applicable policies or regulations adopted by any utility or government agency. Any usage by Tenant of heating or air conditioning for periods other than Building Operating Hours shall be paid for by Tenant, as additional rental upon receipt by Tenant of a statement therefor from Landlord, at a rate of $25 per hour, (iii) elevator service 24 hours a day, 7 days a week, (iv) lighting replacement (for building standard lights), (v) restroom supplies, (vi) janitorial service on five (5) day/week basis, excluding holidays; provided, however, that if tenant improvements are not consistent in quality and quantity with building standard improvements, Tenant shall pay any cleaning and janitorial costs attributable thereto, (vii) perimeter locking system for security of the building; provided, however, that Landlord shall not be liable to Tenant for any losses, including personal injury and property damage that may result to Tenant from theft, burglary or intentional conduct on the part of any person or entity except Landlord, Landlord's agents, and/or Landlord's employees.

    It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of accident or repairs, alterations or improvements necessary to be made, by strikes or by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall never be deemed an eviction or disturbance to Tenant's use and possession of the Premises or any part thereof, or, except as hereinafter provided, render Landlord liable to Tenant for damages by abatement of rent, or relieve Tenant of performance of Tenant's obligation under this Lease. Landlord will use its reasonable efforts in the event of a strike to secure parties not involved in the labor dispute to provide minimum services for cleaning restrooms, waste removal, and janitorial services.

    In the event of any interruption of any services furnished by Landlord, Landlord shall use reasonable diligence to restore such service and, in the event of the interruption of any such services furnished by Landlord for a period in excess of forty-eight (48) hours, to the extent that Tenant is prevented from using the Leased Premises in the ordinary course of its business and actually ceases operating its business at the Leased Premises as a result thereof, after Tenant provides notice thereof to Landlord, rent shall abate during the period of such interruption. Tenant can cancel the lease if interruption of services exceeds sixty (60) days.

    Tenant shall notify Landlord of any need for an increase in power usage. Failure to do so and should an increase in usage of power by Tenant be recognized by Landlord, it shall be deemed that the increased amount of usage shall have been initiated the first day of occupancy of the Premises by Tenant.

    Whenever heat generating machines or equipment or lighting other than building standard lights are used in the premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operating and maintenance thereof, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant installs lighting requiring power in excess of that required for normal desk-top office equipment or normal copying equipment as determined by Landlord, Tenant shall pay to Landlord upon billing for the cost of such excess power as additional rent, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises.

6.  TERM, COMPLETION OF IMPROVEMENTS:

    The term of this Lease shall commence and unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in Articles
1.5 and 1.6 hereof. Prior to the commencement of the term Landlord shall complete, construct or install in the Premises the improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit "C". The Premises shall be deemed complete and possession delivered when Landlord has substantially completed these improvements. "Substantial Completion" shall mean when (i) installation of building standard improvements has occurred, (ii) Tenant has direct access from street to the elevator lobby on the floor where the Premises are located, and (iii) building services are ready to be furnished to the Premises. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar corrective work. Landlord shall use its best efforts to advise Tenant of the anticipated date of completion at least 30 days prior to such date, but the failure to give such notice shall not constitute a default hereunder by Landlord. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of said term, as above specified, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event rental shall be waived for the period between the commencement of said term and the time when Landlord can deliver possession. No delay in delivery of possession shall operate to extend the term hereof

    In the event Tenant does not occupy the space designated herein, all interior finishing costs become due and payable by Tenant upon billing by Landlord.

    In the event Landlord provides Tenant any concessions which may include but not be limited to rent abated occupancy, and Tenant Improvements; Tenant acknowledges, understands and agrees that (i) any concessions are personal to Tenant and shall not be assigned or sublet, in whole or in part, to any assignee or subtenant without the prior written approval of Landlord, and (ii) Landlord has provided any concessions to Tenant in reliance upon Tenant's warranty that Tenant shall faithfully and timely perform all terms and conditions in this Lease. Accordingly, in the event Tenant fails, after written notice to Tenant, to timely perform any term and condition of this Lease, including, without limitation, the timely payment of rent, any concessions herein provided Tenant shall be immediately due and payable as additional rent without further notice or demand to Tenant.

7.  ACCEPTANCE:

    Tenant acknowledges that it has fully inspected the Premises, and hereby accepts such "As Is". Tenant also acknowledges that the Premises are suitable for the purposes for which the same are leased, in their present condition plus the Tenant Improvements to be performed by Landlord pursuant to Exhibit "C". Tenant further acknowledges that Landlord has made no warranties or representations as to either the condition or the suitability of the Premises in terms of the Use as specified in Article 1.3. This Lease is, and shall be considered to be, the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this document.

8.  ASSIGNMENT OR SUBLETTING:

    Tenant shall not voluntarily or by action of law transfer, assign, sublet, mortgage or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent (which consent shall not be unreasonably withheld), nor shall Tenant suffer or permit the Premises or any part thereof to be used or occupied by others except Tenant's employees without Landlord's prior written consent. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of this Lease. Regardless of Landlord's consent, no subletting or assignment or other transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder.

    As a condition of obtaining Landlord's consent, Tenant shall submit to Landlord with its request the effective date of the transfer (it must be at least thirty (30) days after submission date), the name of the proposed assignee or subtenant, the terms and provisions of the proposed transaction, the proposed use, which must be consistent with the provisions of Article 1.3 hereof, a financial statement, and a business history ("NOTICE"). Landlord shall respond to Tenant with its approval or disapproval of the proposed subtenant within fifteen (15) days from the date Landlord receives the Notice. If no response is received within said fifteen (15) day period, the subtenant shall be deemed approved.

    In addition, Tenant shall execute an agreement with Landlord agreeing to pay to Landlord, as Additional Rent, fifty percent (50%) of all monies or other consideration received by Tenant from its transferee in excess of the amounts owed by Tenant to Landlord under this Lease, which Additional Rent shall be paid to Landlord as and when received by Tenant.

9.  CONDUCT OF BUSINESS:

    Tenant agrees to conduct its business at all times in a first class manner consistent with reputable business standards and practices.

10. DEFAULTS AND REMEDIES:

    10.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant;

         (A) The failure by Tenant to make any payment of Base Rent, Additional Rent or any other payment required to be made by Tenant hereunder, as and when due; or

         (B) More than two defaults by Tenant within any one Lease Year for the nonpayment of rent hereunder, necessitating that Landlord, because of such defaults, shall have served upon Tenant within said Lease Year more than two written notices. This default shall be deemed a non-curable default; or

         (C) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than Paragraph (A) above, where such failure shall continue for a period of twenty (20) business days after written notice thereof from Landlord to Tenant; or

         (D) The insolvency of the Tenant or the execution by Tenant of an assignment for the benefit of creditors; or

         (E) The filing by or for reorganization or arrangement under any law relating to bankruptcy or insolvency; or

         (F) The appointment of a receiver or trustee to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or

         (G)  The vacating or abandonment of the Premises for a period of three
(3) days or more without notice to Landlord, or dispossession by process of law or otherwise.

    10.2 REMEDIES. Upon the occurrence of any event of default, Landlord shall have the right at any time thereafter to pursue any one or more of the following remedies with or without notice or demand. Pursuit of any of the following remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rents due to Landlord hereunder or of any damages accruing to Landlord by reason of the Tenant's violation of any of the terms, conditions or covenants herein contained.

         (A) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rents, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor. Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

         (B) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rents therefrom. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

         (C) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

         (D) At its option, declare the rents for the entire remaining Term, and other indebtedness if any, immediately due and payable without regard to whether or not possession shall have been surrendered to or taken by Landlord, and may commence action immediately thereupon and recover judgment therefor.

         Any rents which may be due Landlord, whether by acceleration or otherwise, as provided herein, shall include Base Rent, and any Additional Rent provided for herein.

         (E) Demand payment for any rents be made by certified check, cashier's check or money order.

11. INSURANCE:

    11.1 TENANT'S INSURANCE. Tenant, at its sole expense, shall obtain and keep in force during the Term of this Lease the following policies of insurance, naming Landlord as a co-insured:

         (A) Comprehensive general liability insurance and personal injury liability insurance, insuring Tenant against liability for injury to persons or damage to property occurring in or about the Premises or arising out of the ownership, maintenance, use or occupancy thereof. Said insurance shall specify a single occurrence policy limit of at least $1,000,000;

         (B) All Risk property insurance, including coverage against damage caused by fire, windstorm, explosion, aircraft, vehicles, smoke, riot or vandalism on all of Tenant's personal property, trade fixtures, leasehold improvements and furnishings in the minimum amount of 80% of their replacement cost;

         (C) Worker's Compensation insurance insuring Tenant from all claims for personal injury, disease and/or death under the worker's compensation law of the state where the Building is located, in the amounts required by law.

    11.2 LANDLORD'S INSURANCE. Landlord shall obtain and keep in force during the Term of this Lease fire and extended coverage on the Building. Tenant agrees that it will not store, keep, use, or sell in or upon the Premises, gasoline and related products, firearms, explosives or any other article which may be prohibited by the standard form of fire insurance policy, or which will increase Landlord's insurance cost.

    11.3 INSURANCE POLICIES. Insurance required to be obtained by Tenant hereunder shall be in companies rated A+, AAA or better in "Best's Insurance Guide", and licensed to do business in the state where the policy is written. Tenant shall furnish Landlord proof of insurance policies within ten (10) days after the execution of this Lease but not later than ten (10) days prior to possession of the Premises. Such policies shall provide that coverage may not be canceled or reduced without at least ten (10) days written notice first being given to Landlord. If Tenant shall fail to procure and maintain the insurance required hereunder, Landlord may but shall not be required to procure and maintain the same, and any amounts paid by Landlord for such insurance shall be Additional Rent, which shall be due and payable by Tenant on the next succeeding date on which a Base Rent installment is due.

    11.4 WAIVER OF SUBROGATION. As long as their respective insurers so permit without additional premium, Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other for loss or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured under any insurance policy in force at the time of such loss or damage.

12. NO PERSONAL LIABILITY OF LANDLORD:

    "Landlord", as used in this Lease insofar as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises. In the event of any transfer of title, the Landlord named herein shall automatically be freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord at the time of such transfer shall be turned over to the grantee. Tenant shall look solely to the estate and property of Landlord in the Property of which the Premises are a part for the satisfaction of Tenant's remedies for collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord of any of the terms, covenants and conditions of Lease to be observed and/or performed by Landlord, and no other property or assets of Landlord, its partners or agents shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

13. HOLD HARMLESS:

    Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, liabilities, damages and costs, including attorneys' fees, incurred by Landlord which may arise from Tenant's use of the Premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in, on or about the Premises, and shall further indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, damages and costs, including attorneys' fees, incurred by Landlord which may arise from any breach or default in the performance of any obligation on Tenant's part under this Lease or which may arise from any negligence of Tenant or any of its agents, representatives, customers, employees or invitees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liabilities, damages and costs, including attorneys' fees, which may arise from any injury or loss incurred as a result of Landlord, its agents, representatives or designees entering the Premises under an emergency circumstance, such as fire or similar event, when Tenant is negligent.

14. ACCESS TO PREMISES:

    Landlord, its agents, representatives and designees shall have the right to enter the Premises at any time to examine and inspect the same, or to make such repairs, additions or alterations as Landlord may deem necessary or proper for the safety, improvement or preservation thereof. Landlord shall give Tenant at least twenty-four (24) hours notice (excepting emergencies) prior to entering the Premises and shall make all reasonable efforts to conduct any inspections and make any repairs after normal business hours. Landlord shall also have the right to enter the Premises during Tenant's regular business hours, to exhibit same to prospective purchasers, mortgagees, lessees and tenants (only six (6) months prior to the Lease Expiration Date in the case of lessees and tenants).

15. ALTERATIONS:

    15.1 ALTERATIONS BY LANDLORD. The Building and common areas are at all times subject to the exclusive control and management of Landlord. Without limiting the generality of the foregoing, Landlord has the right in this management and operation of the Building to do and perform such acts in and to the Building in the use of good business judgment the Landlord determines to be advisable for the more efficient and proper operation of the Building provided such acts do not materially interfere with Tenant's ability to use the Premises, including:

         (A) Obstruct or close off all or any part of the Property for the purpose of maintenance, repair or construction;

         (B) Use any part of the Common Area for merchandising, display, decorations, entertainment, and structures designed for retail selling or special features or promotional activities;

         (C) Change area, level, location, arrangement or use of Property or any part thereof;

         (D) Construct other buildings, structures or improvements on the Property and make alterations thereof, additions thereto, subtractions therefrom, or rearrangements thereof, build additional stories on any building, and construct additional buildings or facilities adjoining or proximate to the Property;

         (E) Construct multiple deck, elevated or underground parking facilities, and expand, reduce or alter same in any manner whatsoever.

    15.2 ALTERATIONS BY TENANT.   Tenant shall not make any structural or
mechanical alterations in any portion of the Premises. Tenant shall not make any interior alterations without first obtaining the written consent of Landlord. All alterations, additions and improvements provided for herein shall become, upon completion, the property of Landlord subject to the terms of this Lease; however, if Landlord at its sole option so elects, Tenant shall promptly remove all alterations, additions and improvements and any-other property placed in the Premises by Tenant and Tenant shall be responsible for any damage caused by such removal.

16. REPAIRS AND MAINTENANCE:

    16.1 LANDLORD'S OBLIGATIONS. Landlord shall keep in good order, condition and repair the structural portions of the Building and those portions of the Property not occupied or leased by any tenant, and all costs incurred by Landlord in making such repairs or performing such maintenance shall be operating expenses as defined in Article 5.4, provided that Landlord shall have no obligation to perform any act which is the obligation of Tenant or any other tenant in the Building. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense.

    16.2 TENANT'S OBLIGATIONS. Tenant, at Tenant's expense, shall keep in good order, condition and repair the Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing and sewer lines to the point where they intersect with common lines, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors and plate glass located within or upon the Premises, ordinary wear and tear excepted. All repairs made by Tenant shall be at least of the same quality, design and class as that of the original work.

         If Tenant refuses or neglects to make repairs and/or to maintain the Premises or any part thereof in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but not the obligation, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. Such work shall be paid for by Tenant, as Additional Rent, promptly upon receipt of a bill therefor.

    16.3 SURRENDER. On the last day of the Term hereof, or on any sooner termination or date on which Tenant ceases to possess the Premises, Tenant shall surrender the Premises, and the keys thereto, to Landlord in good and clean condition, ordinary wear and tear excepted. Prior to such surrender, Tenant shall repair any damage to the Premises occasioned by its removal of trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage.

17. LIENS:

    Tenant shall suffer no liens of any kind to be placed upon the Premises or the Property. If any lien is placed upon the Premises or the Property as a result of any work done on behalf of Tenant, or as a result of any goods or services sold or rendered to Tenant, then Tenant shall, within ten (10) days of the imposition of the lien, cause said lien to be removed, at Tenant's sole expense. At any time Tenant either desires to or is required to make repairs or alternations in accordance with this Lease, Landlord may require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord a lien and completion bond (or such other applicable bond as determined by Landlord) in an amount equal to one and one-half times the estimated cost of such improvements to insure

Landlord against liability including but not limited to liability for mechanics' and materialmen's liens and to insure completion of the work.

18. DAMAGE OR DESTRUCTION:

    If the Premises or the Building shall be damaged or destroyed by fire or other casualty, Landlord shall have the following options:

    18.1 LEASE TERMINATION.

         (A) If the Building or the Premises is damaged or destroyed to the extent of fifty percent (50%) or more of its reasonable market value prior to the time of said damage or destruction, Landlord may terminate this Lease as of the date of the occurrence; provided, however that if the Landlord shall fail to complete repairs or restoration to the Premises in accordance with Section 18.2 hereof within three (3) months of the date of such damage or destruction, Tenant may elect to terminate this Lease.

         (B) If the Building or the Premises is damaged or destroyed to the extent of less than fifty percent (50%) of its reasonable market value prior to the time of said damage or destruction but the Building cannot, in the sole judgment of Landlord, be operated economically as an integral unit then Landlord may terminate this Lease as of the date of the occurrence.

         (C) If the Premises are damaged or destroyed within the last twenty-four (24) months of the Term of this Lease or any extension thereof, to the extent that Tenant cannot carry on Tenant's business, then Landlord and Tenant, may terminate this Lease as of the date of the occurrence.

    18.2 REPAIR OR RESTORATION. If Landlord elects to repair or restore the Premises to the same condition as existed before such damage or destruction, it shall proceed with reasonable dispatch to perform the necessary work. However, notwithstanding anything in this Lease to the contrary, if the cost of repair or restoration exceeds any insurance proceeds available for such work, Landlord may terminate this Lease unless Tenant shall, after notice of the amount of deficiency, pay to Landlord that deficiency. Upon Landlord's election to repair or restore the Premises, the Base Rent shall be abated until such work is completed but Landlord shall not be liable to Tenant for any delay which arises by reason of labor strikes, adjustments of insurance or any other cause beyond Landlord's control, and in no event shall Landlord be liable for any loss of profits or income. If fire or other casualty causing damage to the Premises or other parts of the Building shall have been caused by the negligence or misconduct of the Tenant, its agents, representatives, employees, or of any other person entering the Premises under express or implied invitation of Tenant, such damage shall be repaired by Landlord at the expense of Tenant despite contrary provisions appearing in this Lease and in such event there shall be no abatement of rent.

19. CONDEMNATION:

    If the Premises shall be taken by right of eminent domain, in whole or in part, for public purposes or should be sold by Landlord under the threat of the exercise of such power, then this Lease, at the option of Landlord, shall terminate and the Rent shall be properly apportioned to the date of such taking, and the Landlord shall receive the entire award for the lands and improvements so taken, or the entire amount of any payment made under the threat of the exercise of power of eminent domain, and Tenant shall have no claim for the value of any portion of its leasehold estate so terminated except any claim to which Tenant is solely entitled not affecting Landlord's claim. If less than a substantial part of the Premises shall be taken, this Lease shall not terminate but Landlord, at its sole expense, shall promptly restore and reconstruct the Premises, provided such restoration and reconstruction shall make the same reasonably suitable for the uses for which the Premises are leased, but in no event shall Landlord be required to expend any amount greater than the amount received by Landlord as compensation for the portion of the Premises taken by the condemnor. Tenant's rental obligations during the unexpired portion of this Lease shall be adjusted proportionately to reflect the gross leasable area remaining in the Premises, as of the date on which the condemning authority takes title or possession.

20. FORCE MAJEURE:

    In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure materials, loss of utility services, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

21. SUCCESSION TO LANDLORD'S INTEREST:

    21.1 ATTORNMENT. Tenant shall attorn and be bound to any of Landlord's successors under all terms, covenants and conditions of this Lease for the balance of the remaining Term, provided said successors recognize Tenant's rights outlined in this Lease.

    21.2 SUBORDINATION. This Lease shall be subordinate to the lien of any mortgage or security deed or the lien resulting from any other method of financing or refinancing now or hereafter in force against the Property, any portion thereof, or upon any buildings hereafter placed upon the land of which the Premises are a part, and to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations and replacements thereof. The aforesaid provisions shall be self-operative and no further instrument shall be required to evidence such subordination. Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Landlord and any mortgagees or proposed mortgagees.

    21.3 ESTOPPEL CERTIFICATE. Within ten (10) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Premises and/or the land thereunder by Landlord an estoppel certificate shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying that this Lease is unmodified and in full force and effect (or if modified, the same is in full force and effect as modified, and stating the modifications), that there are no defenses or offsets thereto (or stating those claimed by Tenant) and the dates to which Base Rent and Additional Rent have been paid.

22. SURRENDER OF PREMISES:

    22.1 At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the same condition as when tendered by Landlord, reasonable wear and tear and insured casualty excepted. Tenant shall promptly repair any damage to the Premises caused by the removal of any furniture, trade fixtures or other personal property placed in the Premises.

    22.2 Should Tenant, with Landlord's written consent, hold over at the end of the term hereof, Tenant shall become a Tenant at will and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay rent and other charges at 125% of the highest monthly rate provided herein. If Tenant holds over at the end of the term hereof without Landlord's written consent, Tenant shall pay Landlord as liquidated damages a sum equal to 150% the rent to be paid by Tenant to Landlord for all the time Tenant shall so retain possession of the Premises; provided that the exercise of Landlord's rights under this clause shall not be interpreted as a grant of permission to Tenant to continue in possession.

23. PARKING:

    The parking areas, or designated portions thereof, shall be available for the use of tenants of the Building and, to the extent designated by Landlord, the employees, agents, customers and invitees of said tenants shall be subject to the Rules, Regulations, Charges, and Rates as set forth by the Landlord from time to time. However, Landlord may restrict to certain portions of the parking areas parking for the Tenant and other tenants of the Building and their employees and agents, and may designate other areas to be used at large only by customers and invitees of the Building.

    Notwithstanding anything elsewhere herein contained, Landlord reserves the right from time to time to make reasonable changes in, additions to and deletions from the parking areas and the purposes to which the same may be devoted, and the use of parking areas shall at all times be subject to such reasonable rules and regulations as may be promulgated by Landlord provided that Landlord shall not reduce Tenant's parking rights as described in subparagraph below (although it may change the locations thereof).

    Notwithstanding the above, Tenant shall have rights to no less than thirty-six (36) parking spaces in the surface parking lot adjacent to the Building for Tenant's employees.

    Landlord, or its agents (if Landlord has delegated such privileges), shall have the right to cause to be removed any cars of Tenant, its employees or agents that are parked in violation hereof or in violation of Regulations of the Building, without liability of any kind to Landlord, its agents or employees, and Tenant agrees to hold Landlord harmless from and defend it against any and all claims, losses, or damages asserted or arising in respect to or in connection with the removal of any such automobiles as aforesaid. Tenant shall from time to time upon request of Landlord supply Landlord with a list of license plate numbers of all automobiles operated by its employees and agents who are to have parking privileges hereunder. Landlord may, as a part of the regulations promulgated by Landlord, if for use of the Parking Areas, require that Tenant cause an identification sticker issued by Landlord to be affixed to all automobiles of Tenant and its employees or agents who are authorized to park in the Parking Areas.

24. MISCELLANEOUS:

    24.1 PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

    24.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

    24.3 WAIVER. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition for any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.

    24.4 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

    24.5 ATTORNEY'S FEES. In the event any action is commenced for any breach of any covenant, condition or agreement herein contained, the prevailing party in such action shall be entitled to receive all costs incurred in such action, including without limitation, all reasonable attorneys' fees.

    24.6 TIME IS OF THE ESSENCE. Time is of the essence of this agreement.

    24.7 BROKER'S COMMISSION. Tenant warrants that it has had no dealing with any broker or agent, which Landlord will be responsible for payment, in connection with this Lease except as designated in Article 1.13, and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof.

    24.8 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

    24.9 ENTIRE AGREEMENT. This Lease and the Exhibits and Addenda attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

    24.10 APPLICABLE LAW. The validity, performance and enforcement of this Lease shall be governed by the laws of the state in which the Building is located.

    24.11 NOTICES. Whenever under this Lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and sent by certified mail, return receipt requested, postage prepaid, to the address set forth in Articles 1.8(A) and 1.9(A) hereof, or to such other address as may be given by a party to the other by proper notice hereunder. The date on which the certified mail is deposited with the United States Postal Service shall be the date on which any proper notice hereunder shall be deemed given.

    24.12 QUIET ENJOYMENT. Landlord warrants that it has full right and power to execute and perform this Lease and that Tenant, on payment of the sums due hereunder and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, shall peacefully and quietly have, hold and enjoy the Premises during the Term of this Lease and any extension or renewal hereof

    24.13 COMPLIANCE WITH LAW. Tenant shall comply with all present and future laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance in, upon or connected with the Premises, all at Tenant's sole expense.

    24.14 SUPERIOR LAW. If any provision of this Lease is ever in conflict and subordinate to any applicable law or regulation, either now in effect or hereafter adopted, said law or regulation shall control.

    24.15 EXHIBITS. The Exhibits and Addendum listed in Article 1.14 are attached hereto and by this Article made a part hereof.

    24.16 EXECUTION OF LEASE. The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant. If Tenant is a corporation, Tenant shall furnish Landlord with such evidence as Landlord reasonably requires to evidence the binding effect on Tenant of the execution and delivery of this Lease.

    IN WITNESS WHEREOF, the parties have subscribed their respective signatures in execution hereof, on the day and year written.


TENANT: IWL COMMUNICATIONS, INC.       LANDLORD: ELLINGTON FIELD, LTD.

By: /s/  J. KEITH JOHNSON              By: B/M/E, INC., GENERAL PARTNER
   --------------------------------        /s/ M. E. Bailey
Name:  KEITH JOHNSON                      ------------------------------------
Title: VICE PRESIDENT                  Name:  M. E. BAILEY
Date:  5/17/96                         Title: PRESIDENT OF GENERAL PARTNER
                                       Date:  5/17/96

                         EXHIBIT "A" - THE PREMISES






                    [DRAWING DEPICTING SECOND FLOOR PLAN]

                                 EXHIBIT "B"


                            PROPERTY DESCRIPTION


Being a tract of land containing 7.2696 acres, being part of and out of that certain tract of land conveyed to the United States of America and commonly known as part of Ellington Air Force Base, in the Luke Hemenway Survey, Abstract 801, Harris County, Texas, and being more particularly described as follows: (All bearings referenced to the Texas Coordinate System, South Central Zone and based on City of Houston Monument 5851-1617, Ellington 1952 Tri Station X=3215019.21, Y=662268.83, using a combined scale factor of
 .9998723).

COMMENCING at a found bronze rod in concrete, Number 444, said rod being in the northerly line of the Galveston Houston and Henderson Railroad Company Tract and the west line of Ellington Air Force Base Tract, 50 feet northerly and perpendicular to the centerline of the main railroad tract;

THENCE South 41 deg. 15' 12" East, 1075.65 feet along said common line of the G.H. & H.R.R Company Tract and Ellington Air Force Base Tract, 50 feet northerly and parallel with the main railroad tract to a found 5/8-inch iron rod, from which said City of Houston Monument 5851-1617 bears South 45 deg. 22' 16" East, 196.22 feet;

THENCE North 48 deg. 44' 48" East, 408.00 feet to a "X" in concrete for the POINT OF BEGINNING of the herein described tract;

THENCE continuing North 48 deg. 44' 48" East, 417.00 feet to a 1/2-inch iron rod marking the beginning of a curve to the right;

THENCE 39.27 feet along the arc of said curve to the right, having a central angle of 90 deg. 00' 00", a radius of 25.00 feet and a chord bearing South 86 deg. 15' 12" East, 35.36 feet to a set 1/2-inch iron rod marking the end of said curve;

THENCE South 41 deg. 15' 12" East, 158.01 feet to a set 1/2-inch iron rod marking the beginning of a curve to the left;

THENCE 130.90 feet along the arc of said curve to the left, having a central angle of 30 deg. 00' 00", a radius of 250.00 feet and a chord bearing South 56 deg. 15' 12" East, 129.41 feet to a set 1/2-inch iron rod marking the end of said curve;

THENCE South 71 deg. 15' 12" East, 84.02 feet to a set 1/2-inch iron rod marking the beginning of a curve to the right;

THENCE 22.78 feet along the arc of said curve to the right, having a central angle of 90 deg. 00' 00", a radius of 14.50 feet and a chord bearing South 26 deg. 15' 12" East, 20.51 feet to a set 1/2-inch iron rod marking the end of said curve;

                            EXHIBIT "B" - Page 1

THENCE South 18 deg. 44' 48" West, 65.22 feet to a set 1/2-inch iron rod marking the beginning of a curve to the right;

THENCE 36.39 feet along the arc of said curve to the right, a central angle of 30 deg. 00' 00", a radius of 69.50 feet and a chord bearing South 33 deg. 44' 48" West, 35.98 feet to a set 1/2-inch iron rod marking the end of said curve;

THENCE South 48 deg. 44' 48" West, 6.96 feet to a set 1/2-inch iron rod marking the beginning of a curve to the right;

THENCE 38.48 feet along the arc of said curve to the right, a central angle of 90 deg. 00' 00", a radius of 24.50 feet and a chord bearing North 86 deg. 15' 12" West, 34.65 feet to a set 1/2-inch iron rod marking the end of said curve;

THENCE South 48 deg. 44' 48" West, 25.00 feet to a set 1/2-inch iron rod marking the beginning of a curve to the right;

THENCE South 41 deg. 15' 12" East, 255.50 feet to a set 1/2-inch iron rod marking the beginning of a curve to the right;

THENCE 77.75 feet along the arc of said curve to the right, a central angle of 90 deg. 00' 00", a radius of 49.50 feet and a chord bearing South 3 deg. 44' 48" West, 70.00 feet to a set 1/2-inch iron rod marking the end of said curve;

THENCE South 48 deg. 44' 48" West, 7348.50 feet to a set 1/2-inch iron rod;

THENCE North 41 deg. 15' 12" West, 359.00 feet to a set 1/2-inch iron rod;

THENCE North 48 deg. 44' 48" East, 33.49 feet to a set 1/2-inch iron rod;

THENCE North 41 deg. 15' 12" West, 364.00 feet to the POINT OF BEGINNING and containing 316,665 square feet or 7.2696 acres of land;

TOGETHER WITH THE FOLLOWING EASEMENT ESTATE:

PROPOSED LOOP ROAD ALONG THE SOUTHEAST SIDE OF HEREIN DESCRIBED 7.2696 ACRE
TRACT: (Located in the Luke Hemenway Survey, A-801, Harris County, Texas)

BEGINNING at the most southerly corner of herein described 7.2696 acre tract;

THENCE North 48 deg. 44' 48" East, 348.50 feet;

THENCE northerly along a curve to the left with a radius of 49.50 feet, a distance of 77.75 feet;

THENCE North 41 deg. 15' 12" West, 255.50 feet;

                            EXHIBIT "B" - Page 2

THENCE North 48 deg. 44' 48" East, 25.00;

THENCE easterly along a curve to the left with a radius of 24.50 feet, a distance of 38.48 feet;

THENCE North 48 deg. 44' 48" East, a distance of 6.96 feet;

THENCE northeasterly along a curve to the left with a radius of 69.50 feet, a distance of 36.39 feet;

THENCE North 18 deg. 44' 48" East, 65.22 feet;

THENCE northerly along a curve to the left with a radius of 14.50 feet, a distance of 22.78 feet to a point in the southerly line of future Nelson Road;

THENCE South 71 deg. 15' 12" East, 97.00 feet along the southerly line of said Nelson Road;

THENCE westerly along a curve to the left with a radius of 14.50 feet, a distance of 22.78 feet;

THENCE South 18 deg. 44' 48" West, 65.22 feet;

THENCE southwesterly along a curve to the right with a radius of 137.50 feet, a distance of 68.57 feet to a point of reverse curve;

THENCE southerly along a curve to the left with a radius of 24.50 feet, a distance of 37.87 feet;

THENCE South 41 deg. 15' 12" East, 138.55 feet;

THENCE southerly along a curve to the right with a radius of 85.50 feet, a distance of 134.30 feet;

THENCE South 48 deg. 44' 48" West, 348.50 feet;

THENCE North 41 deg. 15' 12" West, 36.00 feet to the POINT OF BEGINNING.














                            EXHIBIT "B" - Page 3

                                  EXHIBIT "C"

                           IMPROVEMENTS BY LANDLORD


1. Landlord shall, at its sole cost and expense, furnish and install within the Premises, and substantially in accordance with EXHIBIT "D" attached hereto and made a part hereof, the following improvements:

    A.   Move walls in Rooms 215 & 216, including electrical and lights.

    B. All existing painted walls to receive new building standard paint, color to be selected by Tenant. Existing vinyl to be cleaned; or replaced if damaged.

    C. Clean carpet and install new carpet where stains cannot be removed. All carpet shall be of similar quality on all floors except Room 218. Remove existing carpet in Room 218 and install VCT tile. The colors for the VCT tile shall be selected by Tenant.

    D.   New partitions, per plans.

    E. Balance HVAC system and provide heating and air conditioning to the entire Premises, consistent with Houston Suburban Class A Buildings.

    F. Rewire and relocate light fixtures as necessary, with a minimum of two building standard fixtures per private office.

    G.   Change lock cores.

    H.   Relocate sprinkling system heads as necessary.

    I.   Program Barber Coleman security system.

2. Except for the above mentioned, Tenant shall accept the Premises in "as-is" condition.

    A. Any additional interior improvements, additions, or alterations, required by Landlord shall be furnished and installed at Tenant's sole cost and expense. Any such additional work which is normally performed by the construction trades shall be accomplished by Landlord's general contractor at such costs as shall have been agreed to between Landlord and Tenant.

    B. In order for Landlord to prepare the necessary construction plans required to accomplish the completion of the Premises, including the building standard installations hereinabove described, as well as any additional construction work required by Tenant, Tenant shall, within ten (10) days following the execution of this Lease, furnish to Landlord in writing full and complete information as will be required to complete said plans. Said information shall include the following details:

    i. Designation of the areas within the Premises to be carpeted and tiled and selection from Landlord's building standard selections.
    ii.  interior wall paint building standard selections.
    iii. Detailed plans and specifications of all non-standard construction work to be accomplished within the premises by Landlord's general contractor.

    C. All work not within the scope of the normal construction trades employed on the Building, such as, the furnishing and installing of drapery, furniture, telephones, office equipment, etc., shall be furnished and installed by Tenant at Tenant's expense. Contractors and labor employed by Tenant to accomplish such non-construction installations shall be subject to Landlord's approval and to the administrative supervision of Landlord's general contractor. Landlord shall give access and entry to the Premises during the construction of the Premises to Tenant's contractors and labor to enable Tenant to prepare the Premises for Tenant's use and occupancy. All such non-construction work performed by Tenant's contractors or labor shall be accomplished in such a manner as to not unreasonably interfere with or delay the work of Landlord's general contractor in the completion of the Premises.

    D. Tenant agrees that in the event Tenant shall have failed by the time hereinabove specified to furnish Landlord with the necessary information to complete the Premises or should Tenant, its contractors or labor otherwise cause delay in Landlord's preparation of the Premises, thereby delaying Tenant's occupancy of the Premises beyond the commencement date of this Lease as stipulated herein, then Landlord may at its option require Tenant to commence payment of rental on the stated commencement date of this Lease as hereinabove set forth.

    E. Landlord represents and warrants that the Premises and the improvements to be constructed therein shall be suitable for normal office use and comply with all laws, statutes, ordinances and governmental rules and regulations which apply to Tenant. Landlord represents and warrants that the Premises and all improvements to be constructed therein shall be free from defects in materials and workmanship for a period of one year following Substantial Completion, and that Landlord shall promptly repair any and all such defects at Landlord's sole cost and expense.

    F. Tenant will submit a "punch list" of any items not completed in accordance with plans and specifications within thirty (30) days after Tenant occupies the Premises, and Landlord will cause contractor to correct or complete all valid items included on such punch list or will do so itself within thirty
(30) days after receipt of the punch list.

    G. Landlord agrees to complete all architectural plans required to construct the improvements to Premises to be constructed by Landlord in accordance with this Exhibit "C", at no additional cost to Tenant within 15 days of the date of the Lease.

                                 EXHIBIT "D"

                                 SPACE PLAN

                                 EXHIBIT "E"

                            RULES AND REGULATIONS



    Tenant agrees to comply with and observe the following rules and regulations, and Tenant's failure to keep and observe them shall constitute a default of this Lease. Landlord reserves the right from time to time to amend or supplement said rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises and the Property. Notice of such amended or additional rules and regulations shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all rules and regulations and amendments and additions thereto.

    Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

    These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

    1. No Tenant shall allow the Premises to be used for lodging, nor shall cooking be done or permitted by any Tenant on the Premises; except, use by the Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or microwave ovens or similar appliances installed for occasional use by Tenant's employees or invitees shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

    2. Neither Tenant, its agents nor its employees shall solicit business in the parking area or other common areas, nor shall Tenant, its agents or its employees, distribute or display any handbills or other advertising matter in or on automobiles or other vehicles parked in the parking area, or in other common areas. If any such materials are distributed, Tenant shall pay Landlord for the cost of cleanup.

    3. No serial, antenna, satellite dish or similar device shall be erected on the roof or exterior walls of the Building or on the grounds, without the prior written consent of Landlord except that which has been already approved per the attached Addendum. Any such device so installed without such consent shall be subject to removal without notice at any time, without liability to the Landlord therefor; costs incurred by Landlord for such removal shall be paid by Tenant.

    4. No loudspeakers, televisions, phonographs, radios or other devices shall be used a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

    5. The leased premises and entire facility are "No Smoking" areas. No smoking of cigarettes, cigars or pipes is allowed. No Tenant shall use or keep or permit to be used or kept any foul or obnoxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other Tenants or those having business therein.

    6. The plumbing facilities, including fixtures and appliances, shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be deposited therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the Tenant whose employees, agents or invitees shall have caused same. Tenant shall be responsible for all sanitary sever lines up to the limit of Tenant's private sewer line, whether or not such lines are located within the Premises.

    7. Tenant's access to the roof is limited to maintenance of equipment installed with Landlord's approval and inspections for damage to that equipment. Neither Tenant nor its agents or employees shall enter upon the roof at any time without the express prior approval of Landlord.

    8. Tenant and its employees shall park their motor vehicles only in those parking areas designated for that purpose by Landlord, and Tenant shall provide landlord with a list of its employees' motor vehicle license tag numbers. If Tenant and/or its employees are in violation of this rule, Landlord shall have the right to tow said vehicle at Tenant's expense.

    9. No Tenant shall use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, without Landlord's prior written approval.

    10. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name of the Building.

    11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by Landlord.

    12. Should a Tenant require telegraphic, telephonic, annunciator or any other communication service, the Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as the Landlord shall direct.

    13. The Landlord has the right to evacuate the Building in event of emergency or catastrophe.

    14. Tenant agrees not to allow or keep any animals or pets of any kind on the Premises, except those guide dogs which are for the direct purposes of aiding and assisting the visually impaired.

    15. The requirements of the Tenants will be attended to only upon application by telephone or in person at the office of Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

    16. The sidewalks, halls, passages, exists, entrances, elevators and stairways of the Building shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exists, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

    17. No sign, placard, picture, name, advertisement or notice, visible from the exterior of any Tenant's business shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

    18. Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the storage of merchandise held for sale to the general public.

    19. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor services will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

    20. Landlord will furnish each Tenant free of charge with fifty (50) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. No Tenant shall have any keys made. No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its Premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant.

    21. No Tenant shall use any method of heating or air conditioning other than that supplied by Landlord.

    22. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and on Saturdays any person who, in Landlord's sole opinion, has no legitimate business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

    23. The directory of the Building will be provided for the display of the name and location of Tenants and Landlord agrees to provide one (1) directory strips at no cost to Tenant. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord in writing, and, if so approved, a charge will be made therefore.

    24. Each Tenant shall see that the doors of its Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. All Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

    25. Except with the prior written consent of Landlord, no Tenant will sell, or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the Premises, nor shall any Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant's lease.

    26. Landlord shall designate how all office equipment, furniture, appliances and other large objects or property ("Equipment") shall be moved in and/or out of the Building. The persons employed to move such Equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all Equipment brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be repaired at the expense of Tenant.

    Tenant agrees to coordinate all moving activities of office equipment and furniture in and out of the Building with Landlord or Landlord's agent, and to use the services of an insured professional moving company. Tenant acknowledges that any attempts to bring in or take out any office equipment or furniture from the Building without prior written approval of Landlord or Landlord's agent will be prevented by the on-site security guard.

    27. Hand trucks shall not be used in any space or public halls of the Building, either by any Tenant or others, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into the Building or kept in or about the Premises. In all instances, the Freight Elevator shall be used to transfer or move supplies, equipment, furniture, etc.

    28. Each Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

                                   Addendum


1.  Renewal Option.

    Subject to the terms contained in this Renewal Option, Tenant shall have, and is hereby granted the option (the "RENEWAL OPTION") to extend the term of this Lease for one (1) additional period of five (5) years. The extended term ("EXTENDED TERM") shall commence upon the day immediately succeeding the date of the expiration of the initial term of this Lease (the "EXTENDED TERM COMMENCEMENT DATE"). The Renewal Option may only be exercised by Tenant giving written notice thereof no later than six (6) months prior to the expiration of the initial term. If Tenant fails to give notice of exercise of the Renewal Option within such specified time period, Tenant's Renewal Option shall be deemed waived and of no further force and effect.

    The right of Tenant to extends this Lease as provided for herein can be exercised only if, at the time of such exercise and upon the commencement of the Extended Term, (i) Tenant is not in default under this Lease beyond any applicable grace period, and (ii) Tenant is in possession of at least fifty percent (50%) of the Leased Premises (unless Landlord, in its sole discretion, elects to waive either such condition). In the event that either of such conditions are not satisfied or waived by Landlord, Tenant's Renewal Option shall be terminated and of no further force and effect.

    If Tenant shall have elected (in accordance with and subject to the provisions of this Renewal Option) to renew the term of this Lease, the Extended Term shall be upon, and subject to, all of the terms, covenants and conditions provided in this Lease except that (a) the Base Rental during the Extended Term shall be determined in accordance with the procedure for determining Fair Market Value (defined below) but in no event shall the annual Base Rental be less than $12.00 per square foot of Net Rentable Area per year, (b) Tenant shall not have the right to assign the Renewal Option to any sublessee of the Leased Premises or assignee of the Lease, nor may any such sublessee or assignee exercise the Renewal Option, and (c) except for any terms, covenants and conditions that are expressly or by their nature inapplicable to the Extended Term including, without limitation, this Renewal Option shall no longer be applicable.

    With respect to the renewal option, the applicable "Fair Market Value" annual rental rate shall be that rate charged for space of comparable size and condition in comparable buildings in the Gulf Freeway/Clear Lake area, taking into consideration the location, quality and age of the Building, floor level, extent of leasehold improvements (existing or to be provided), rental abatements, lease takeovers/assumptions, moving expenses and other concessions, term of lease, extent of services to be provided, distinction between "gross" and "net" lease, base year or amount allowed by Landlord for payment of building operating expenses (expense stop), the time the particular rental rate under consideration became or is to become effective, or any other relevant term or condition ("FAIR MARKET VALUE"). As soon as reasonably practicable after receiving Lessee's notice of its intention to renew, Lessor shall provide written notice to Lessee of its determination of the Fair Market Value for the Renewal Term. For a period of thirty (30) days thereafter, Lessee shall have the right to accept or reject such Fair Market Value. In the event Lessee fails to provide written notice of its acceptance of such Fair Market Value within such thirty day period, Lessee shall be deemed to have rejected such rate. If Landlord and Tenant are unable to mutually agree upon the Fair Market Value within said thirty (30) day period, each party shall within fifteen (15) days select an arbitrator who shall be a real estate broker licensed in the city in which the Building is situated and having a minimum of five years experience in leasing commercial office space. Notice shall be given to the other party of the name of the arbitrator selected. The two arbitrators shall within fifteen (15) days select a third arbitrator having like qualifications. A majority of the three arbitrators shall within thirty (30) days determine the Fair Market Value and notify the Landlord and Tenant of their decision which shall be binding and final. If any of the arbitrators are not selected within the time specified, the selection shall promptly be made by the County Judge having jurisdiction over the County in which the Building is situated. The cost of arbitration shall be shared equally by Landlord and Tenant. If the Fair Market Value has not been determined by the commencement of the Renewal term of the Lease, Tenant shall continue to pay rent at the same rate and other terms as paid at the end of the preceding term until the Fair Market
Value is determined. Tenant shall pay Landlord the difference between Fair Market Value paid at the old rate and Fair Market Value due pursuant to the rate resulting from the determination of the Fair Market Value.

2.  Tenant's Satellite Dish/Microwave Antenna

    Tenant shall have the right to install Tenant's satellite dish and microwave antenna on the Property. The location of said installation shall be mutually agreed upon by and between Tenant and Landlord. Tenant agrees to obtain all necessary permits and approvals by the City of Houston and any other governing body, prior to said installation. In the event Tenant does not receive said approval, Tenant shall still be bound by all of the terms and conditions of the Lease. Installation and removal of such dish and antenna shall be at the cost of Tenant and without any damage to the Property.

3.  Option to Lease Additional Space.

    A. Landlord hereby grants to Tenant a right of first refusal to lease additional space on the first and second floors of the Building (this space totals 7,343 S.F. on the second floor and 7,965 S.F. on the first floor and is depicted in Exhibit to Addendum "AA") upon the same terms and conditions as offered by a bona fide third party, except the lease term for said space shall not be longer than 60 months unless otherwise agreed to by Tenant. Tenant may exercise this option, provided it is not in default under this Lease. In the event Landlord wishes to lease any or all of said space, Landlord shall give written notice to Tenant and Tenant shall have ten (10) days from receipt of said notice to exercise its option as stated herein. Said notice shall include all the terms and conditions included in the bona fide third party offer. The option granted in this paragraph shall terminate and become void after June 30, 1998.

    B. Landlord hereby grants to Tenant an option upon the same terms and conditions as this Lease, except as hereinafter provided, to lease additional space on the first floor and second floor of the Building for the same term as this Lease as hereinafter provided. (This space totals 7,343 S.F. on the second floor and 7,965 S.F. on the first floor and is depicted in Exhibit to Addendum "AA".) The additional space must not be subject to an existing lease to a third party or an offer by a third party to lease all or part of such additional space. Annual Base Rent shall be $12.00 per rentable square foot of the additional premises with a buildout allowance of $12.00 per sq. ft. for the first floor and $3.00 per sq.ft. for the second floor. Tenant may exercise this option, provided it is not in default under this Lease, by giving Landlord ten
(10) days prior written notice of its agreement to lease such additional space upon the terms set forth in this Lease. The option granted in this paragraph shall terminate and become void as of July I, 1997.

    C. If Tenant exercises its option to lease the second floor space pursuant to either paragraph A or B above, Tenant shall have the exclusive right to utilize all existing equipment/improvements located on the second floor including but not limited to, the raised computer flooring, battery back-up system, and Liebert air conditioning units. Tenant shall have this right throughout the term of the Lease and any renewals. Landlord, at Landlord's expense, agrees to install a meter to monitor the electrical consumption of the Liebert air,conditioning units and Liebert KVA UPS system. Tenant agrees to maintain said meter and pay as additional rent, the cost of all electricity consumed by the use of the Liebert air conditioning units and Liebert KVA UPS system.

4.  Monument Sign.

    Landlord grants Tenant the right to install a monument sign for Tenant's sole use if all of the second floor option space is leased. Said signage shall be subject to the approval of the City of Houston. Location and Design is included as Exhibit "F". Landlord's contribution to the cost of installation shall not exceed $2000.00. (See Exhibit to Addendum "BB")

5.  Caps on Certain Operating Expenses.

    For the purpose of determining Tenant's Additional Fair Market Value, Operating Expenses (exclusive of the Non-Capped Operating Expenses, as hereinafter defined) for any calendar year in which the term of this Lease commences by more than five percent (5%) per year on a cumulative basis, compounded annually. For example, if Operating Expenses (exclusive of Non-Capped Operating Expenses) during the calendar year in which the term of this Lease commences were $100,000, the cap on Operating Expenses (exclusive of Non-Capped Operating Expenses) for the fourth full calendar year would be $121,550.63 ($100,000 times 1.05 times 1.05 times 1.05 times 1.05). It is understood and agreed that there shall be no cap on Non-Capped Operating Expenses, which are hereby defined to mean all utility expenses, insurance premiums and real estate taxes.

                  EXHIBIT TO ADDENDUM "BB" - MONUMENT SIGN




       [Drawing depicting location of tenant monument sign on the property]

                           EXHIBIT TO ADDENDUM "AA"

                                  OPTION SPACE






   [Drawing depicting second floor plan of 7,343 sq. ft. net rentable area]

                       EXHIBIT TO ADDENDUM "AA"

                              OPTION SPACE


  [Drawing depicting first floor plan of 7,965 sq. ft. net rentable area]









                  EXHIBIT TO ADDENDUM "AA" - Page 2

                            FIRST AMENDMENT OF LEASE

    AMENDMENT OF LEASE dated this 2nd day of August, 1996 by and between Ellington Field, Ltd., a Texas limited partnership, ("Landlord") and IWL Communications, Inc., a Texas corporation ("Tenant").

                                   RECITALS:

    A. Landlord and Tenant entered into a certain lease agreement dated May 22, 1996 (the "Lease"), demising Suite 200 consisting of 11,118 rentable square feet ("Premises") in 12000 Aerospace Blvd., Houston, Texas.

    B. Landlord and Tenant desire to amend the Lease to reflect an expansion of Premises and to revise the rental provisions of the Lease and make certain other revisions thereto, upon and subject to the terms, covenants and conditions hereinafter set forth.

                                  AGREEMENTS:

    NOW, THEREFORE, Landlord and Tenant agree as follows:

    1. EXPANSION PREMISES. Subject to and upon the terms, provisions and conditions set forth in the Lease Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease and take from Landlord, effective on the Expansion Premises Commencement Date (as hereinafter defined), to become a part of the Premises, an additional four hundred and twelve (412) square feet of net rentable area (the "Expansion Premises") located on the second
(2nd) floor of the Building as reflected on the floor plan thereof attached hereto and made apart hereof for all purposes as Exhibit "A". Upon the addition of the Expansion Premises to the Premises, the total area in the Premises shall be eleven thousand five hundred thirty (11,530) square feet of net rentable area. Except as specified in this First Amendment, all references to "Premises" in the Lease shall include the Expansion Premises.

    2. RENTAL. Commencing on the Expansion Premises Commencement Date the Base Rent Monthly Installments shall increase by four hundred twelve and NO/100ths Dollars ($412.00), for a revised Base Rent Monthly installment of eleven thousand five hundred thirty and NO/100ths Dollars ($11,530.00). The rental abatement in months 35 and 36 of the Lease shall also apply to the Expansion Premises.

    3. ADDITIONAL RENT. Article 4.4 of the Lease is amended to reflect that "Tenant's Percentage Share" as of the Expansion Premises Commencement Date will be 15.24%. Tenant's Additional Rental with respect to the Expansion Premises will be calculated in accordance with Article 4.4 of the Lease.

    4. PARKING. Tenant will have the right to use two (2) additional unreserved parking spaces in the surface parking lot at no charge during the Term.

    5. TENANT IMPROVEMENTS. Landlord shall make the following improvements to the Expansion Premises:

         1) Construct approximately 40 linear feet of drywall as per the attached plan.

         2)   Paint all walls (new and existing) with building standard paint.

         3) Install six (6) new 110 volt duplex outlets as shown on me attached plan.

Except for the above, Tenant agrees to accept the Expansion Premises in "AS IS" condition.

    6. BROKERS. Landlord and Tenant represent and warrant to each other that they have not dealt with any real estate broker other than The Grubb & Ellis Company, in connection with this First Amendment of Lease. Landlord shall be solely responsible for paying the leasing commissions to the aforementioned brokers. Landlord and Tenant agree to indemnify, defend and hold the other harmless for any loss, cost, liability or expense suffered or incurred by the other party as a result of a claim or claims for brokerage commissions, finder's fees or similar fees from any third party based on the act or omission of the party in breach of warranty described above.

    7. RATIFICATION. Except as amended by the terms of this First Amendment of Lease, all of the terms, covenants and conditions of the Lease and the rights and obligations of the Landlord and Tenant thereunder shall remain in full force and effect, and hereby are ratified and affirmed.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Lease on the date first above written.


LANDLORD:                              TENANT:

ELLINGTON FIELD, LTD.                  IWL COMMUNICATIONS, INC.


By: /s/ Ed Bailey
   -----------------------------
    Ed Bailey                          By:    /s/ Keith Johnson
    General Partner                        -----------------------------
                                       Name:  Keith Johnson
                                             ---------------------------
                                       Title: Executive V.P.
                                             ---------------------------

                                   EXHIBIT "A"
                             COMMUNICATION ROOM ADD

        [Drawing depicting floor plan of 412 sq. ft. net rentable area]

                           SECOND AMENDMENT OF LEASE

    AMENDMENT OF LEASE dated this 14 day of OCTOBER, 1996 by and between Ellington Field, Ltd., a Texas limited partnership, ("Landlord") and IWL Communications, Inc., a Texas corporation ("Tenant").

                                   RECITALS:

    A. Landlord and Tenant entered into a certain lease agreement dated May 22, 1996 (the "Lease"), demising Suite 200 consisting of 11,118 rentable square feet ("Premises") in 12000 Aerospace Blvd., Houston, Texas.

    B. Landlord and Tenant entered into a certain First Amendment of Lease dated August 2, 1996, whereby approximately 412 square feet of net rentable area was added to the Premises.

    C. Landlord and Tenant desire to amend the Lease to reflect an expansion of Premises and to revise the rental provisions of the Lease and make certain other revisions thereto, upon and subject to the terms, covenants and conditions hereinafter set forth.

                                  AGREEMENTS:

    NOW, THEREFORE, Landlord and Tenant agree as follows:

    1. EXPANSION PREMISES. Subject to and upon the terms, provisions and conditions set forth in the Lease, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease and take from Landlord, effective on the Expansion Premises Commencement Date (as hereinafter defined), to become a part of the Premises, an additional three thousand three hundred and three (3,303) square feet of rentable area (the "Expansion Premises") located on the second
(2nd) floor of the Building as reflected on the floor plan thereof attached hereto and made apart hereof for all purposes as Exhibit "A". Upon the addition of the Expansion Premises to the Premises, the total area in the Premises shall be fourteen thousand eight hundred thirty-three (14,833) square feet of rentable area. Except as specified in this First Amendment, all references to "Premises" in the Lease shall include the Expansion Premises.

    2.   TERM AND EXPANSION PREMISES COMMENCEMENT DATE.

    2.1 Subject to and upon the terms and conditions set forth herein, this Second Amendment of Lease shall continue in full force and effect for a term (the "Term") of thirty-two (32) months beginning on the seventh (7th) day of November, 1996 (the "Expansion Premises Commencement Date") and ending on the sixth (6th) day of July 1999 (the "Expiration Date").

    2.2 CHANCE IN EXPANSION PREMISES COMMENCEMENT DATE. If for any reason Landlord cannot deliver possession of the Expansion Premises to Tenant on said Expansion Premises

Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Second Amendment of Lease or the obligations of the Tenant hereunder. However, in such case Tenant shall not be obligated under any provisions of this Second Amendment of Lease until possession of the Expansion Premises is tendered to Tenant, which date shall be the new Expansion Premises Commencement Date, and the Expiration Date shall remain unchanged. In the event that Landlord shall permit Tenant to occupy Premises prior to said Expansion Premises Commencement Date, such occupancy shall be subject to all of the provisions of this Second Amendment of Lease. Said early possession shall not advance the Expansion Premises Expiration Date.

    3.   RENTAL. Commencing on the Expansion Premises Commencement Date the
Base Rent Monthly Installments shall increase by three thousand three hundred three NO/100ths Dollars ($3,303.00), for a revised Base Rent Monthly Installment of fourteen thousand eight hundred thirty-three and NO/100ths Dollars ($14,833.00). The rental abatement in months 35 and 36 of the Lease shall also apply to the Expansion Premises.

    4. ADDITIONAL RENT. Article 4.4 of the Lease is amended to reflect that "Tenant's Percentage Share" as of the Expansion Premises Commencement Date will be 19.61%. Tenant's Additional Rental with respect to the Expansion Premises will be calculated in accordance with Article 4.4 of the Lease.

    5. PARKING. Tenant will have the right to use fourteen (14) additional unreserved parking spaces in the tenant surface parking lot at no charge during the Term.

    6. LANDLORD'S WORK. (a) Landlord shall deliver the Expansion Premises to Tenant with the work completed as depicted on Exhibit "B" attached hereto (the "Work"), all in accordance with specifications. Landlord shall use its best efforts to complete the work on or before the Expansion Premises Commencement Date.

    (b) Also, as part of the Work, Landlord shall clean the carpet in the Expansion Premises and replace the carpet in any areas where stains cannot be removed. The cost to run data and telephone cables shall be the responsibility of Tenant and at Tenant's sole cost. Landlord agrees to provide "pull strings" in new walls where indicated on Exhibit "B".

    (c) Landlord has not agreed to perform any other work in the Expansion Premises and all additional work necessary to complete the New Premises shall be done in accordance with the terms and conditions of the Lease.

    (d) Landlord shall provide to Tenant a tenant improvement allowance ("Tenant Improvement Allowance") of up to nine thousand nine hundred nine and NO/100ths Dollars ($9,909.00) toward the cost of the Work described in subparagraphs (a), (b) and (c) above. To the extent that the cost of the Work exceeds the Tenant Improvement Allowance, Tenant shall reimburse Landlord for such excess cost, up to an amount of seven thousand nine hundred ninety-one and NO/100ths Dollars ($7,991.00), within ten (10) days of presentation by Landlord to Tenant of invoices therefor.

Except for the above, Tenant agrees to accept the Expansion Premises in "AS IS" condition.

    7. BROKERS. Landlord and Tenant represent and warrant to each other that they have not dealt with any real estate broker other than the Grubb & Ellis Company, in connection with this First Amendment of Lease. Landlord shall be solely responsible for paying the leasing commissions to the aforementioned brokers. Landlord and Tenant agree to indemnify, defend and hold the other harmless for any loss, cost, liability or expense suffered or incurred by the other party as a result of a claim or claims for brokerage commissions, finder's fees or similar fees from any third party based on the act or omission of the party in breach of warranty described above.

    8. RATIFICATION. Except as amended by the terms of this First Amendment of Lease, all of the terms, covenants and conditions of the Lease and the rights and obligations of the Landlord and Tenant thereunder shall remain in full force and effect, and hereby are ratified and affirmed.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Lease on the date first above written.

LANDLORD:                              TENANT:

ELLINGTON FIELD, LTD.                  IWL COMMUNICATIONS, INC.

By: /s/ Ed Bailey
    ------------------------
    Ed Bailey                          By: /s/ Ignatius Leonards
    General Partner                        --------------------------

                                       Name:  Ignatius Leonards
                                             ------------------------

                                       Title: President
                                              -----------------------

                                  EXHIBIT "A"
                              EXPANSION PREMISES
                                   SUITE 210


      [Drawing depicting floor plan of 3303 sq. ft. net rentable area]

                                  EXHIBIT "B"



            [Drawing depicting floor plan of the same net rentable
               area as set forth on Exhibit "A" marked to show
                   location of certain action by landlord]